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                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of the Statement on Schedule 13D (including all further amendments thereto, if any) with respect to the common stock, par value $.0001 per share, of Research Partners International, Inc., a Delaware corporation.

         This Agreement may be executed in counterparts, each of which taken together shall constitute one and the same instrument.

Dated: as of November 16, 1998

                                      DAVID M. NUSSBAUM


                                      /s/ David M. Nussbaum
                                      ----------------------------------


                                      ROGER N. GLADSTONE


                                      /s/ Roger N. Gladstone
                                      ----------------------------------


                                      ROBERT H. GLADSTONE


                                      /s/ Robert H. Gladstone
                                      ----------------------------------


                                      PETER R. KENT


                                      /s/ Peter R. Kent
                                      ----------------------------------

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